                                                                EXHIBIT 10.11(B)


                DESCRIPTION OF AGREEMENT WITH BARTH SMITH COMPANY
                             DATED DECEMBER 3, 1998


         Barth Smith Company ("BSC") will continue to provide acquisition and planning related services including financial analysis, price negotiations, due diligence and market studies at the discretion of Industrial Distribution Group, Inc. ("IDG") management. In consideration for these services, IDG will pay to BSC during 1999 a monthly retainer of $15,000. Either BSC or IDG may terminate this arrangement upon 60 days' notice to the other party.